Exhibit 99.2

Notice of Dismissal of

Acamar Partners Acquisition Corp. (n/k/a CarLotz, Inc.)

Litigation and Agreement Upon Attorneys’ Fees

NEW YORK, NY – May 25, 2021 – Notice is hereby provided to all persons who held shares of Acamar Partners Acquisition Corp. (n/k/a CarLotz, Inc., and hereinafter the “Company”) common stock at any time during the period from and including October 21, 2020 through January 21, 2021.

The purpose of this Notice is to inform you of developments with respect to the putative class action lawsuit captioned Laidlaw v. Acamar Partners Acquisition Corp., et al., C.A. No. 2021-0016-SG (the “Action”), including the dismissal of the Action and an agreement to pay attorneys’ fees and expenses to counsel for Plaintiff in the Action.

On October 21, 2020, the Company entered into an Agreement and Plan of Merger with Acamar Partners Sub, Inc. (the “Merger Sub”), a wholly owned subsidiary of Acamar Partners Acquisition Corp., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.), pursuant to which the Merger Sub merged with and into CarLotz Group, Inc. (f/k/a CarLotz, Inc.), with the latter surviving as a wholly owned subsidiary of the Company (the “Merger”). On December 30, 2020, the Company filed with the Securities and Exchange Commission (the “SEC”) a Form 424(b)(3) prospectus supplement (the “Prospectus”) to the Company’s Registration Statement on Form S-4 (File No. 333-249723) in connection with the stockholder vote on January 20, 2021 relating to the Merger.

On January 7, 2021, Plaintiff Cody Laidlaw, a stockholder of the Company, filed the Action, and named as Defendants were Acamar Partners Acquisition Corp., Acamar Partners Sponsor I LLC, Acamar Partners Sub, Inc., and certain of their officers and directors. The complaint alleged, among other things, that the Acamar Partners Acquisition Corp. Board of Directors violated its fiduciary duties under Delaware law by failing to provide all material information in the Prospectus required for stockholders to cast an informed vote regarding the Merger. As relief, the complaint sought, among other things, an injunction against the Merger, damages, and an award of attorneys’ and experts’ fees.

Also on January 7, 2021, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction.

The Company and the other Defendants believe that the claims in the Action are meritless, and have denied and continue to deny that they committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.

After the complaint was filed, the Company and its Board of Directors determined to provide additional disclosures to the Prospectus, including projection line items, to address the allegations in the Action in a Form 8-K, filed with the SEC on January 12, 2021 (the “Supplemental Disclosures”). On February 5, 2021, the Court approved a stipulation under which Plaintiff voluntarily dismissed the Action. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”). Following negotiations, the Company, while denying any and all liability, and maintaining that the Prospectus already contained all material information required for stockholders to cast an informed vote regarding the Merger prior to the Supplemental Disclosures, agreed to pay $175,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the anticipated Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees and expenses or their reasonableness.

Attorneys for Plaintiff and Defendants may be contacted as follows:

MONTEVERDE

& ASSOCIATES PC

Juan E. Monteverde

Jordan M. Steele

The Empire State Building

350 Fifth Avenue, Suite 4405

New York, NY 10118

Tel.: (212) 971-1341

Counsel for Plaintiff

SIMPSON THACHER &

BARTLETT LLP

Paul C. Gluckow

Stephen P. Blake

425 Lexington Avenue

New York, NY 10017

Tel.: (212) 455-2000

Counsel for Defendants Acamar Partners Sponsor I LLC; Luis Ignacio Solorzano Aizpuru; Juan Carlos Torres Carretero; Domenico De Sole; James E. Skinner; and Teck H. Wong

FRESHFIELDS BRUCKHAUS

DERINGER US LLP

Mary Eaton

Scott Eisman

601 Lexington Avenue

New York, NY 10022

Tel.: (212) 277-4000

Counsel for Defendants CarLotz, Inc. (now known as CarLotz Group, Inc., and successor to Acamar Partners Sub, Inc. by merger); Acamar Partners Acquisition Corp. (now known as CarLotz, Inc.); and Acamar Partners Sub, Inc.